UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2020

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Cassava Sciences, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7801 N Capital of Texas Highway, Suite 260

Austin, Texas 78731

(Address of principal executive offices, including zip code)

(512) 501-2444

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

0
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SAVA	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01  Entry into a Material Definitive Agreement

On September 4, 2020, Cassava Sciences, Inc. (the “Company”) entered into the Fourth Amendment to Lease Agreement (the “Amendment”) which amended the existing Lease Agreement, dated as of December 28, 2010, by and between the Company and US REIF Eurus Austin, LLC dba StoneCliff Building as successor in interest to StoneCliff Office, L.P., pursuant to which the Company leases approximately 5,679 square feet of office space in Austin, Texas (the “Lease”). The Amendment extends the termination date of the Lease from December 31, 2020 to April 30, 2024 and sets new rental rates that are effective as of January 1, 2021.  Future minimum lease payments for the Lease, as amended, are approximately $311,000.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” which is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit No. Description

10.1	Fourth Amendment to Lease Agreement, dated September 4, 2020, between Registrant and US REIF Eurus Austin, LLC dba StoneCliff Building as successor in interest to StoneCliff Office, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CASSAVA SCIENCES, INC.
a Delaware corporation

Date: September 10, 2020
	By:	/s/ ERIC J. SCHOEN
Eric J. Schoen
Chief Financial Officer